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                                  EXHIBIT 10.18
                               EMPLOYMENT CONTRACT

         AGREEMENT made as of the 8th day of May, 2000 between EAGLE FOOD CENTERS, INC., a Delaware corporation with principal offices presently located at Route 67 and Knoxville Road, Milan, Illinois 61264 (hereinafter referred to as the "Corporation"), and STAN STEPHENS, presently residing at 14061 East Becker Lane, Scottsdale, Arizona (hereinafter referred to as "Employee").

                              W I T N E S S E T H :
                              -------------------

         WHEREAS, the Corporation desires that Employee shall be employed by the Corporation as its Senior Vice President, Retail, and Employee is desirous of such employment, upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

         1. EMPLOYMENT. The Corporation shall employ Employee, and Employee shall serve the Corporation, as its Senior Vice President, Retail, upon the terms and conditions hereinafter set forth.

         2. TERM. The employment of Employee by the Corporation hereunder shall commence as of the date hereof and, unless sooner terminated pursuant to Paragraphs 9 through 11 hereof, shall continue for a period of three years (the "Term"); PROVIDED, HOWEVER, that if Employee does not arrive at the Corporation's offices and commence his employment hereunder on or before June 1, 2000, this Agreement shall be null and void.

         3. OFFICE; DUTIES; EXTENT OF SERVICES.

            (a) During the Term, Employee shall serve as Senior Vice President, Retail, faithfully and to the best of his ability, under the direction and supervision of the President and Chief Executive Officer of the Corporation (the "CEO"). Employee shall transmit or shall cause to be transmitted necessary instructions and advice to all subordinate employees of the Corporation and all other proper persons. Employee also shall perform such other duties and services and shall exercise such other powers for the Corporation and for any of its subsidiary companies, including, but not limited to, acting as an officer and/or director of any such subsidiary companies, as from time to time may be assigned to him by the CEO, and shall enter into such supplemental agreement or agreements with any such subsidiary company or subsidiary companies with respect thereto (containing terms which are not inconsistent with the provisions hereof) as may be requested by the CEO, all without further compensation other than that for which provision is made in this Agreement.


             b) Employee agrees that he shall devote his best efforts, energies and skills to the discharge of his duties and responsibilities hereunder. To this end, Employee agrees that he shall devote his full business time and attention to the business and affairs of the Corporation and he shall not, without the prior written approval of the CEO, directly or indirectly, engage or participate in, or become an officer or director of, or become employed by, or render advisory or other services in connection with, any other business enterprise.


         4. SALARY AND BONUS ARRANGEMENTS.


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             (a) During the Term, the Corporation shall pay to Employee a salary for his services at the rate of $170,000 per annum (the "Base Salary"), payable in accordance with the normal payroll practices and procedures of the Corporation. Annual salary adjustments (cost of living adjustments or otherwise) shall be in accordance with the terms and conditions of the Corporation's compensation plan. The Employee shall, upon reporting to work to commence his work duties, receive a signing bonus in the amount of $30,000.00 provided, however, that if Employee's employment hereunder is terminated within six (6) months after the date hereof by the Corporation for "cause" (as hereinafter defined) or by Employee for any reason other than "Good Reason" (as hereinafter defined), such $30,000.00 bonus payment shall be returned to the Corporation.

             (b) During the Term, Employee shall be eligible to receive bonus compensation at the end of each fiscal year of the Corporation in an amount to be determined by the Board of Directors in its sole discretion. The Corporation and Employee shall use reasonable efforts to agree on mutually acceptable performance targets for such bonus compensation. Bonus compensation shall be at a targeted rate of 50% of the Base Salary during any year of Employee's employment hereunder and may be up to 100% of the Base Salary. Payout of the bonus compensation shall be in accordance with the terms and conditions of the Corporation's compensation plan.

             (c) In the event the Corporation shall terminate Employee's employment hereunder other than for "cause" pursuant to paragraph 11(a) herein, Employee shall receive payment in a lump sum equal to eighteen (18) months of compensation based upon Employee's base salary upon the date of termination of his employment, regardless of term. Normal deductions and withholdings shall be deducted from such payment. In addition, Employee shall receive:

                  (i) Continued health and dental insurance coverage at the same benefit levels as at the time of termination of employment, for a period of eighteen (18) months or until Employee is gainfully employed by a new employer offering such benefits.

                  (ii) Any accrued but unused vacation pay.

                  (iii) Professional outplacement services and assistance to provided and paid for by the Corporation up to the sum of $20,000. To the extent such assistance is not utilized, Employee shall be entitled to a lump sum payment of the unused portion of such sum.

         5. STOCK OPTION.

             (a) The Corporation hereby grants Employee an option (the "Option") to purchase up to 75,000 shares of Common Stock. The Option will be a stock option that does not qualify as an "incentive stock option" under Section 422(b) of the Internal Revenue Code of 1986, as amended (i.e., a non-qualified stock option).

             (b) Except as otherwise provided in this Agreement, the Option shall be exercisable, on a cumulative basis, at the times and prices as follows:


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         (i)      up to 25,000 of the total shares subject to the Option may be purchased by Employee on or after the first anniversary of Employee's start date at the price defined in paragraph 5(b)(iv) herein;
         (ii) up to an additional 25,000 shares of the total shares subject to the Option may be purchased by Employee on or after the second anniversary of Employee's start date at the price defined in paragraph 5(b)(iv) herein plus one dollar; and
         (iii) the balance of the total number of shares subject to the Option may be purchased by Employee on or after the third anniversary of Employee's start date at the price defined in paragraph 5(b)(iv) plus two dollars.
         (iv) Option price shall be defined as the lowest closing price within a twenty (20) day period after the Corporation's stock begins trading again after the current suspension of trading ends. However, the option price pursuant to this subparagraph
                  (iv) shall not exceed one dollar and fifty cents.

         Subject to earlier termination as described below, the Option shall expire at the end of the Term.

         Except as provided in the immediately following sentence, if the employment of the Employee with the Corporation shall terminate by reason of Employee's death, permanent disability (as defined herein), by the Corporation for any other reason than for "cause" (as defined herein), the Option shall immediately become exercisable by Employee (or Employee's legal representative, beneficiary or estate, as the case may be), for any and all of such number of shares subject to the Option, at any time up to and including six (6) months after the effective date of such termination of employment. If the employment of Employee with Corporation shall terminate for any reason other than that provided in the immediately preceding sentence, including, without limitation, termination by the Corporation for "cause" (as described herein) or termination by Employee for any reason other than Good Reason, the Option shall terminate and become null and void, as of the effective date of such termination.

         In the event of a Change in Control (as defined below), the Option shall immediately become exercisable for any or all of such number of shares subject to the Option. For purposes of this Agreement, a "Change in Control" means the occurrence of any of the following events: (i) any person or entity (with the exception of Odyssey Partners, LP, or any successors, subsidiary or affiliate thereof) acquires 50% or more of the voting securities of the Corporation; (ii) the shareholders approve a plan of complete liquidation, an agreement for sale or disposition of substantially all of the Corporation's assets (other than to Odyssey Partners, LP, or any successors, subsidiary or affiliate thereof), or materially dilutive merger or consolidation of the Corporation; or (iii) the Board of Directors agrees by a two-thirds vote that Change in Control has occurred or is about to occur and within six months actually does occur. However, for purposes hereof, no Change in Control would be deemed to occur with respect to any employee who is a material equity participant of the purchasing group that consummates a Change in Control.

             (c) Subject to the limitations on exercise provided in the Agreement, the Option shall be exercised by Employee as to all or part of the shares covered thereby by giving written notice of exercise to the Corporation, specifying the number of shares to be purchased (unless the number purchased is the total balance for which the Option is then exercisable; provided, however, that in no event shall the Option be exercised for a fraction of a share or for less than 100 shares) and specifying a business day not more than 10 days from the date such notice is given for the payment of the purchase price


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against delivery of the shares being purchased. On the date specified in the notice of exercise the Corporation shall deliver such shares to Employee and Employee shall deliver to the Corporation immediately available funds in an amount equal to the aggregate purchase price for such shares.

             (d) If the Corporation (1) pays a stock dividend on its Common Stock, (2) subdivides its outstanding shares of Common Stock into a greater number of shares, (3) combines its outstanding shares into a smaller number of shares, or (4) issues by reclassification of its Common Stock any shares of its capital stock, then the number and kind of shares into which the Option granted to Employee under Paragraph 5(a) hereof is exercisable shall be adjusted so that Employee upon exercise of the Option shall be entitled to receive the kind and number of shares of the Corporation that Employee would have owned or have been entitled to receive after the happening of any of the events described above had the Option been exercised immediately prior to the happening of such event or any record date with respect hereto. The exercise price for the Option shall be adjusted by the inverse of any such adjustment to the number of shares into which the Option is exercisable. An adjustment made pursuant to this paragraph
(d) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. The adjustment to the number of shares into which the Option is exercisable described in this paragraph (d) shall be made each time any event listed in clauses (1) through (4) of this paragraph (d) occurs.

         6. EXPENSES OTHER THAN RELOCATION EXPENSES. It is contemplated that, in connection with his employment hereunder, Employee may be required to incur reasonable and necessary travel, business entertainment and other business expenses. The Corporation agrees to pay, or reimburse Employee for, all reasonable and necessary travel, business entertainment and other business expenses incurred or expended by him incident to the performance of his duties and responsibilities hereunder, upon submission by Employee to the CEO (or his designee or designees) of vouchers or expense statements satisfactorily evidencing such expenses.

         7. RELOCATION AND RELOCATION EXPENSES.

            (a) Employee agrees to move to a new residence within one hour commuting distance of Milan, Illinois (the "Principal Office City"), not later than October 31, 2000 in accordance with the provisions of this Paragraph 7. Employee agrees to place his Arizona residence for sale on the housing market with a registered broker on or before May 31, 2000. If the Corporation changes the location of its Principal Office City during the Term, then concurrently with such change Employee agrees to move to a new residence within one hour commuting distance of such new Principal Office City. Such a concurrent move will be expensed in accordance with paragraphs 7(b), (c), and (d) herein.

             (b) The Corporation agrees to pay, or reimburse Employee for all reasonable and necessary moving expenses incurred by Employee in moving (including any such expenses incurred in connection with moving his immediate family) from Employee's present residence to a new residence within one hour commuting distance of the Principal Office City not later than six (6) months from Employee's date of hire, including, but not limited to, real estate selling fees, closing costs, purchase fees up to two percent (2%) of purchase price, bills of any movers, telephone, television, electrician, plumber, locksmith charges, and tips and gratuities, upon submission by Employee to the CEO (or his designee or designees) of vouchers or expense statements satisfactorily evidencing such expenses.


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The reimbursement payment provided for in this Section (4) shall be made to the
Executive within 30 days of the presentation of satisfactory documentation.

             (c) The Corporation shall reimburse Employee for reasonable temporary living expenses incurred by Employee for a period not to exceed six
(6) months from date of hire, upon submission by Employee to the CEO (or his designee or designees) of vouchers or expense statements satisfactorily evidencing such expenses.

             (d) The Corporation shall reimburse Employee for the reasonable costs of one househunting trip for Employee and his spouse upon submission by Employee to the CEO (or his designee or designees) of vouchers or expense statements satisfactorily evidencing such expenses.


         8. EMPLOYEE BENEFITS; VACATIONS. Employee shall be entitled to participate in any and all life insurance, medical insurance, disability insurance, directors' and officers' liability insurance and any other employee benefit plan or plans which may be generally made available during the Term to senior level executives of the Corporation to the extent that Employee qualifies under the eligibility provisions of any such plan or plans and as such plans may be amended. Employee shall be entitled to vacations (taken consecutively or in segments), aggregating four (4) weeks in each twelve month period of the Term, in accordance with the Corporation's vacation policy, to be taken at times consistent with the effective discharge of Employee's duties.

         9. DEATH. In the event of the death of Employee during the Term, the salary to which Employee would be otherwise entitled pursuant to Paragraph 4(a) hereof shall continue to be paid through the end of the month in which death occurs to the last beneficiary designated by Employee by written notice to the Corporation, or, failing such designation, to his estate and such beneficiary or estate shall also be entitled to all accrued and unpaid bonus compensation owing to Employee under Paragraph 4(b) hereof and to exercise the Option to the extent not then exercised in accordance with Paragraphs 5(b) and 5(c) hereof; provided, however, that notwithstanding any termination of Employee's employment hereunder due to Employee's death, such beneficiary or estate shall be entitled to receive the Base Salary through the date which is eighteen months after the date of such termination. Employee shall have the right to name, from time to time, any one person as beneficiary hereunder or, with the consent of the CEO, he may make other forms of designation of beneficiary or beneficiaries. Employee's designated beneficiary or beneficiaries or personal representative, as the case may be, shall accept the payments provided for in this Paragraph 10 in full discharge and release of the Corporation of and from any further obligations under this Agreement.

         10. TERMINATION.

             (a) Employee's employment hereunder may be terminated by the Corporation for "cause" at any time if Employee shall commit any of the following "Acts of Default":

                  (i) Employee shall have refused to perform any of his obligations set forth herein in any material respect or Employee shall have taken any action which causes material harm to the Corporation or its operations, and Employee shall have failed to cure such failure or action within five (5) days after receiving written notice thereof from the CEO;

                  (ii)     Employee shall have committed an act of fraud,


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                           theft or dishonesty against, or shall breach
                           fiduciary obligation to, the Corporation and/or any of its subsidiary companies; or

                  (iii) Employee shall be convicted of (or plead NOLO CONTENDERE to) any felony or any misdemeanor (whether or not involving the Corporation and/or any of its subsidiary companies) involving moral turpitude or which might, in the opinion of the Board of Directors, cause embarrassment to the Corporation and/or any of its subsidiary companies.


             In the event the Corporation elects to terminate the employment of Employee for "cause" pursuant to this Paragraph 11(a), the CEO shall send written notice to Employee terminating such employment and describing the action of Employee constituting the Act of Default, and thereupon the Corporation shall have no further obligations under this Agreement, with the exception of the obligation to pay Employee, promptly after such termination, any accrued or unpaid salary earned by Employee through and including the effective date of such termination and any accrued and unpaid bonus compensation owing to Employee pursuant to Paragraph 4(b) hereof, but Employee shall continue to have the obligations provided for in Paragraph 12 hereof. Nothing contained in this Paragraph 11 shall constitute a waiver or release by the Corporation of any rights or claims it may have against Employee for actions or omissions which may give rise to an event causing termination of this Agreement pursuant to this Paragraph 11(a).

             (b) Employee may terminate his employment hereunder for Good Reason. For purposes of this Agreement "Good Reason" shall mean any assignment to Employee of any material duties other than those contemplated by Paragraph 3 hereof; provided, however, that Employee first delivers written notice thereof to the CEO and the Corporation shall have failed to cure such non-permitted assignment or limitation within thirty (30) days after receipt of such written notice. Any termination by Employee pursuant to this Paragraph 11(b) shall be communicated by written Notice of Termination to the CEO. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. In the event of any termination of Employee's employment hereunder pursuant to this Paragraph 11(b), Employee shall be entitled to the Base Salary through the date which is eighteen months after the date of such termination, and Employee shall also be entitled to all bonus awarded to him under Paragraph 4(b) hereof, but remaining unpaid as of the date of such termination. Executive shall also be entitled to exercise the Option to the extent not then exercised in accordance with Paragraphs 5(b) and 5 (c) hereof. In the event of any termination of employment by Employee for Good Reason, Employee shall have no further


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obligations under this Agreement other than the obligations provided for in
Section 12 hereof.

         11. RESTRICTIVE COVENANTS AND CONFIDENTIALITY INJUNCTIVE RELIEF.

             (a) Employee agrees, as a condition to the performance by the Corporation of its obligations hereunder, particularly its obligations under Paragraph 4 hereof, that during the Term and during the further period of one
(1) year after the termination of such employment, for any reason, Employee shall not, without prior written approval of the CEO, directly or indirectly through any other individual or entity:

                  (i) solicit, raid, entice or induce any individual or entity that presently is or at any time during the Term shall be, or who has indicated an interest in becoming, a supplier of the Corporation, and/or any of its subsidiary companies, to become a supplier of any other individual or entity, and Employee shall not approach any such individual or entity for such purpose or authorize or knowingly approve the taking of such actions by any other individual or entity; or

                  (ii) solicit, raid, entice or induce an individual who presently is or at any time during the Term shall be an employee of or consultant to the Corporation and/or any of its subsidiary companies, to leave such employment or consulting position or positions or to become employed by or become a consultant to any other individual or entity, and Employee shall not approach any such employee or consultant for such purpose or authorize or knowingly approve the taking of such actions by any other individual or entity.

         (b) Recognizing and acknowledging that confidential information may exist, from time to time, with respect to the business and/or activities of the Corporation and/or its subsidiary companies, and that the knowledge, information and relationships with suppliers and agents, including, but not limited to, supplier lists and/or other such lists, and that the knowledge of the Corporation's and/or its subsidiary companies' business methods, systems, plans and policies and other confidential information which he has heretofore and shall hereafter establish, receive or obtain as an employee of the Corporation and/or its subsidiary companies or otherwise, are valuable and unique assets of the respective businesses of the Corporation and its subsidiary companies, Employee agrees that during and at all times after the Term he shall not (otherwise than pursuant to his duties hereunder), without the prior written approval of the CEO, disclose any such knowledge or information pertaining to the Corporation and/or any of its subsidiary companies, their business, activities, personnel or policies, to any individual or entity, for any reason or purpose whatsoever, or use for his own benefit or for the benefit of any other individual or entity, any such knowledge or information. The provisions of this Paragraph 12(b) shall not apply to information which is or shall become generally known to the public or the trade (except by reason of Employee's breach of his obligations hereunder), information which is or shall become available in trade or other publications and information which Employee is required to disclose by order of, or subpoena issued by, a court of competent jurisdiction or other governmental authority (but only to the extent specifically ordered by such court or other governmental authority); provided, however, that promptly upon receipt of such subpoena or order requiring disclosure Employee shall give the Corporation written notice of the circumstances under which Employee is so required to make disclosure of


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such information, as well as the intended disclosure of such information, so that the Corporation has the opportunity to seek a protective order or follow such other course or courses of action as the Corporation, in its sole discretion, may deem appropriate.

             (c) The provisions of this Paragraph 12 shall survive the termination of Employee's employment hereunder, irrespective of the reason thereof.

             (d) Employee recognizes and acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to confidential information vital to the Corporation's and/or it subsidiary companies' businesses. By reason of this, Employee consents and agrees that if he violates any of the provisions of this Agreement with respect to diversion of the Corporation's and/or its subsidiary companies' suppliers or employees, or confidentiality, the Corporation and its subsidiary companies would sustain irreparable harm, and, therefore, in addition to any other remedies which the Corporation may have under this Agreement or otherwise, the Corporation and/or its subsidiary companies shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Employee from committing or continuing any such violation or violations of this Agreement, and Employee shall not object to any such application or applications made in good faith. Nothing in this Agreement shall be construed as prohibiting the Corporation and/or its subsidiary companies from pursuing any other remedy or remedies, including, without limitation, recovery of damages.

12. TRANSACTIONS OFFERED TO THE CORPORATION; PROPRIETARY MATERIALS. During the term of his employment hereunder, Employee agrees to bring to the attention of the CEO, all proposals, business opportunities or investments of whatever nature, in areas in which the Corporation and/or any of its subsidiary companies is active or may be interested in becoming active, which are created or devised by Employee or come to the attention of Employee and which might reasonably be expected to be of interest to the Corporation and/or any of its subsidiary companies. Without limiting the generality of the foregoing, Employee acknowledges and agrees that memoranda, notes, records and other documents made or compiled by Employee or made available to Employee during the term of this Agreement concerning the business and/or activities of the Corporation and/or any of its subsidiary companies shall be the Corporation's property and shall be delivered by Employee to the CEO upon termination of this Agreement or at any other time at the request of the CEO.

13. DEDUCTIONS AND WITHHOLDING. Employee agrees that the Corporation shall withhold from any and all payments paid or payable to Employee, or on Employee's behalf, pursuant to this Agreement, an amount equal to any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by the Corporation in respect of such payments. In connection with the exercise of the Option, the Corporation may require the Employee to reimburse the Corporation for any such withholding tax liability in respect of the issuance of shares upon such exercise. In lieu thereof, the Corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from the exercise of any such option. The Corporation may, in its discretion, hold the stock certificate to which Employee is entitled upon exercise of the Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, the Corporation shall be authorized, without the prior written consent of Employee, to effect any such withholding upon exercise of the Option by retention of shares issuable upon such exercise having a fair market value at the date of exercise which is equal to the amount to be withheld; provided, however, that the Corporation shall not be authorized to effect such withholding without the prior written consent of Employee if such withholding would subject Employee to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended.

14. PRIOR AGREEMENTS. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto respecting the employment of Employee by the Corporation.

15.       REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

          (a) Employee (x) represents and warrants to the Corporation that (i) he is not under any obligation, restriction or limitation, contractual or otherwise, to any other individual or entity which would prohibit or impede him from performing his duties and responsibilities hereunder, and that he is free to enter into and perform the terms and provisions of this Agreement, (ii) he does not have any impairment which would interfere with his ability to perform the essential functions of his job, and (iii) Common Stock purchased or acquired hereunder will be purchased or acquired for his own account, for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws, and (y) agrees that any subsequent resale or distribution of any such Common Stock shall be made only pursuant to either (A) an effective registration statement under the Securities Act of 1933, as amended, covering such Common Stock and under applicable state securities laws or (B) specific exemptions from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws. In the event that Employee exercises the Option, in connection therewith Employee shall deliver to the Corporation a written statement to the effect set forth in clauses (x) (iii) and (y) above.

         (b) This Agreement has been duly authorized by all necessary corporate action on the part of the Corporation and has been duly executed and delivered on behalf and in the name of the Corporation by the CEO.

16. EFFECTIVENESS. This Agreement shall become effective when, and only when, the Corporation shall have received (i) counterparts of this Agreement signed by the Corporation and Employee, and (ii) a copy of a physician's report, dated a recent date, as to the health of Employee, in form and substance satisfactory to the Corporation.

17. WAIVER. Waiver by either party hereto of any breach or default by the other party of any of the terms and provisions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

18. NOTICES. All notices required to be given under this Agreement shall be in writing and sent by registered mail or certified mail, postage prepaid, return receipt requested. Such notices shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail addressed to the party or parties to be notified at the following addresses:

If to the Corporation:

         Jeff Little
     President and Chief Executive Officer
         Eagle Food Centers, Inc.
         Route 67 and Knoxville Road
         Milan, Illinois 61264

with a copy to:

         Byron O. Magafas
         Vice President, Human Resources
         Eagle Food Centers, Inc.
     Route 67 and Knoxville Road
     Milan, Illinois 61264

If to Employee:

         Stan Stephens
         14061 East Becker Lane
         Scottsdale, Arizona 74148

         Either party may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other party in the manner above stated.

19. ASSIGNABILITY AND BINDING EFFECT. This Agreement shall inure the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of Employee, and shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. The obligations of Employee may not be delegated and, except as expressly provided in Paragraph 9 above relating to the designation of beneficiaries, Employee may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights hereunder, without the prior written consent of the Corporation, and any such attempted assignment, transfer, pledge, encumbrance, hypothecation or other disposition without such consent shall be null and void without effect. This Agreement may be assigned by the Corporation, in its sole discretion, to any one or more of its subsidiary companies or to another individual or entity in connection with the merger or consolidation of the Corporation with another corporation, partnership or other business enterprise or the sale of all or substantially all of the assets and business of the Corporation to another individual or entity.

20. COMPLETE UNDERSTANDING; AMENDMENTS, ETC. This Agreement constitutes the complete understanding and entire agreement between the parties hereto with respect to the employment of Employee hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated (other than in accordance with the provisions hereof) except by written instrument signed by the party against whom enforcement may be sought.

21. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

22. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not limit, define or affect in any way the meaning or interpretation of this Agreement or any portion or portions thereof.

23. SEPARABILITY. In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

24. ATTORNEYS' FEES. Each party hereto agrees that if the other party shall prevail in any action or proceeding arising hereunder or in connection herewith, such other party shall be entitled to reimbursement of reasonable attorneys' fees and disbursements related to such action or proceeding.

25. This Employment Contract supercedes the Employment Contract between the parties hereto dated April 11, 1999 (2000).

IN WITNESS WHEREOF, the parties hereto have entered in to this Agreement and duly set their hands on the day and year first above written.

EAGLE FOOD CENTERS, INC.

By: /s/ Jeffrey Little                          /s/ Stanley W. Stephens
    ------------------                          -------------------------
    Jeffrey Little                              Stan Stephens
    President and Chief Executive Officer

                        CORRECTION TO EMPLOYMENT CONTRACT
                                OF STAN STEPHENS

         Mr. Jeffrey Little and Mr. Stan Stephens hereby acknowledge that Paragraph 5 of the Employment Contract signed on the 8th day of May, 2001, was incorrect, and both parties agree that paragraph 5 should read as follows:

         5. STOCK OPTION.

            (a) The Corporation hereby grants Employee an option (the "Option") to purchase up to 75,000 shares of Common Stock. The Option will be a stock option that does not qualify as an "incentive stock option" under Section 422(b) of the Internal Revenue Code of 1986, as amended (i.e., a non-qualified stock option).

            (b) Except as otherwise provided in this Agreement, the Option shall be exercisable, on a cumulative basis, at the times and prices as follows:

         (i) up to 25,000 of the total shares subject to the Option may be purchased by Employee on or after the first anniversary of Employee's start date at the price defined in paragraph 5(b)(iv) herein;
         (ii) up to an additional 25,000 shares of the total shares subject to the Option may be purchased by Employee on or after the second anniversary of Employee's start date at the price defined in paragraph 5(b)(iv) herein plus one dollar; and
         (iii) the balance of the total number of shares subject to the Option may be purchased by Employee on or after the third anniversary of Employee's start date at the price defined in paragraph 5(b)(iv) plus two dollars.
         (iv) Option price shall be defined as the lowest closing price within a twenty (20) day period after the Corporation's stock begins trading again after the current suspension of trading ends. However, the option price pursuant to this subparagraph
               (iv) shall not exceed one dollar and fifty cents.

         Subject to earlier termination as described below, the Option shall expire ten years from the effective date of this contract.

         Except as provided in the immediately following sentence, if the employment of the Employee with the Corporation shall terminate by reason of Employee's death, permanent disability (as defined herein), by the Corporation for any other reason than for "cause" (as defined herein), the Option shall immediately become exercisable by Employee (or Employee's legal representative, beneficiary or estate, as the case may be), for any and all of such number of shares subject to the Option, at any time up to and including six (6) months after the effective date of such termination of employment. If the employment of Employee with Corporation shall terminate for any reason other than that provided in the immediately preceding sentence, including, without limitation, termination by the Corporation for "cause" (as described herein) or termination by Employee for any reason other than Good Reason, the Option shall terminate and become null and void, as of the effective date of such termination.

         In the event of a Change in Control (as defined below), the Option shall immediately become exercisable for any or all of such number of shares subject to the Option. For purposes of this Agreement, a "Change in Control" means the occurrence of any of the following events: (i) any person or entity (with the exception of Odyssey Partners, L.P., or any successors, subsidiary or affiliate thereof) acquires 50% or more of the voting securities of the Corporation; (ii) the shareholders approve a plan of complete liquidation, an agreement for sale or disposition of substantially all of the Corporation's assets (other than to Odyssey Partners, L.P., or any successors, subsidiary or affiliate thereof), or materially dilutive merger or consolidation of the Corporation; or (iii) the Board of Directors agrees by a two-thirds vote that Change in Control has occurred or is about to occur and within six months actually does occur. However, for purposes hereof, no Change in Control would be deemed to occur with respect to any employee who is a material equity participant of the purchasing group that consummates a Change in Control.

            (c) Subject to the limitations on exercise provided in the Agreement, the Option shall be exercised by Employee as to all or part of the shares covered thereby by giving written notice of exercise to the Corporation, specifying the number of shares to be purchased (unless the number purchased is the total balance for which the Option is then exercisable; provided, however, that in no event shall the Option be exercised for a fraction of a share or for less than 100 shares) and specifying a business day not more than 10 days from the date such notice is given for the payment of the purchase price against delivery of the shares being purchased. On the date specified in the notice of exercise the Corporation shall deliver such shares to Employee and Employee shall deliver to the Corporation immediately available funds in an amount equal to the aggregate purchase price for such shares.

            (d) If the Corporation (1) pays a stock dividend on its Common Stock, (2) subdivides its outstanding shares of Common Stock into a greater number of shares, (3) combines its outstanding shares into a smaller number of shares, or (4) issues by reclassification of its Common Stock any shares of its capital stock, then the number and kind of shares into which the Option granted to Employee under Paragraph 5(a) hereof is exercisable shall be adjusted so that Employee upon exercise of the Option shall be entitled to receive the kind and number of shares of the Corporation that Employee would have owned or have been entitled to receive after the happening of any of the events described above had the Option been exercised immediately prior to the happening of such event or any record date with respect hereto. The exercise price for the Option shall be adjusted by the inverse of any such adjustment to the number of shares into which the Option is exercisable. An adjustment made pursuant to this paragraph
(d) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. The adjustment to the number of shares into which the Option is exercisable described in this paragraph (d) shall be made each time any event listed in clauses (1) through (4) of this paragraph (d) occurs.

Eagle Food Centers, Inc.


    /s/ Jeffrey Little                          /s/ Stan Stephens
    ------------------                          -------------------------
    Jeff Little                                 Stan Stephens
    President and CEO

    May 3, 2001                                 May 3, 2001
    -----------------                           -------------------------
    Date                                        Date